THIS  WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE
     OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THIS WARRANT OR SUCH SHARES MAY NOT BE SOLD, DISTRIBUTED, PLEDGED, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS:
     (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (B) THE COMPANY (DEFINED BELOW) RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS WARRANT STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND SUCH OPINION IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY; OR (C) PURSUANT TO RULE 144 UNDER SUCH ACT.



                       WARRANT TO PURCHASE
                     SHARES OF COMMON STOCK


                   CASINOVATIONS INCORPORATED


     This is to certify that, for value received, ____________________________ (the "Holder") is entitled, during a specified period of time as set forth in Section 3 herein (the "Exercise Period"), to purchase from Casinovations Incorporated, a Washington corporation (the "Company"), ________ fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at an exercise price per share as set forth in Section 1 herein (the "Exercise Price") (such number of shares and the Exercise Price being subject to adjustment as provided herein). The term "Warrant," as used herein, refers to this Warrant to Purchase Shares of Common Stock, the term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder, and the term "Parties," as used herein, refers collectively to the Holder and the Company. This Warrant is issuable only as part of a Unit or Units consisting of that certain $______,000 principal amount 9.5% Convertible Note Due 2004 dated as of the same date hereof to Holder (as "Purchaser") and the Company (as "Obligor") (collectively hereinafter the "Convertible Note"). Each Unit shall consist of a This Warrant is only exercisable after conversion of the Convertible Note.

                      TERMS AND CONDITIONS

     This Warrant is subject to the following terms, provisions, and conditions:

     1. EXERCISE PRICE. The Exercise Price shall be $3.00 per share.

     2. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part (but not less than 1,000 share increments), by the surrender of this Warrant, together with an exercise agreement in the form attached hereto (the "Exercise Agreement"), duly completed and executed by the Holder, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other location as the Company may designate by notice to the Holder); and upon (a) the payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company in the amount of the Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised.

          The Warrant Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Warrant Shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such Warrant Shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new warrant representing the number of Warrant Shares with respect to which this Warrant shall not then have been exercised.

     3. EXERCISE PERIOD. This Warrant may be exercised any time after August 1, 1999, and before 2:00 p.m., Las Vegas,
Nevada time, on February 1, 2001 (the "Exercise Period").

     4.    CONDITIONS     PRECEDENT,    CALL   AND    REDEMPTION.
Notwithstanding anything else herein to the contrary,

          (a) The Warrant is not exercisable unless Holder has exercised fully the conversion option under the Convertible
     Note.

          (b) This Warrant may be called and redeemed, if not previously exercised, after the Company gives written notice to Holder of the Company's election to call and redeem (the "Redemption Notice") the Warrant and if, within thirty (30) days of such Redemption Notice, Holder has not exercised the Warrant pursuant to the terms hereof. In no event may the Company elect to redeem the Warrant prior to February 1, 2000. In the event of such redemption, the Company must pay to Holder consideration equal to the par value of the shares issuable pursuant to the Warrant.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

          (a) SHARES TO BE FULLY PAID. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable.

          (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (c) SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

     6. ADJUSTMENT PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6. If the Company shall, prior to the conversion or payment of the
Note in full, (a) declare a dividend or make a
distribution on its Common Stock payable in shares of its Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issue any shares of capital stock of the Company by reclassification or capital reorganization of its shares of Common Stock, then the conversion privilege and Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive the number and kind of shares of Common Stock or other Capital Stock which the Holder would have owned or have been entitled to receive immediately after such action had the Holder exercised the Warrant immediately prior to the record date in the case of
(a), or the effective date in the case of (b), (c) or (d). In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

     7. PAYMENT OF EXPENSES. The Company and the Holder shall each be responsible for their own costs and expenses payable in connection with (a) the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be
executed  in  connection  herewith;  and  (b)  the  issuance   of
certificates for Warrant Shares upon the exercise of this Warrant. The Company shall pay any issuance tax in connection with the issuance of certificates for Warrant Shares; provided, however, that the Holder shall be responsible for any income or other taxes in connection with such issuance.

     8. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     9.    TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.   This
Warrant,  nor  any  interest  in  this  Warrant,  may  be   sold,
distributed, assigned, offered, pledged or otherwise transferred without the express written consent of the Company.

          (a) EXCHANGE OF WARRANTS; REPLACEMENT OF WARRANTS. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares of Common Stock purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares of Common Stock (not to exceed the aggregate total number purchasable hereunder) as shall be reasonably designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon, surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor, in lieu of this Warrant.

          (b)   CANCELLATION;  PAYMENT  OF  EXPENSES.   Upon  the
     surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 9, this Warrant shall be promptly canceled by the Company. The Company and the Holder shall each be responsible for their own costs and expenses payable in connection with the preparation, execution, and delivery of new warrants pursuant to this Section 9. The Holder shall be responsible for any tax which may be payable in connection with any transfer of a certificate for Warrant Shares.

          (c)   REGISTRAR.   The Company shall maintain,  at  its
     principal executive offices (or such other location as the Company may designate by notice to the Holder), a registrar for this

     Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     10.   AMENDMENTS.   No  amendment or  modification  of  this
Warrant shall be deemed effective unless and until such amendment or modification is an express writing executed by both of the Parties.

     11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the body of law controlling conflicts of law. The parties hereto hereby submit to the exclusive jurisdiction of the courts located in Las Vegas, Nevada, with respect to any dispute arising under this Warrant and the transactions contemplated hereby.

     12.  REGISTRATION RIGHTS.

          (a) MANDATORY REGISTRATION. The Company shall prepare and, no sooner than nine months and no later than twelve months after the Issuance Date, file with United States Securities and Exchange Commission (the "SEC"), an appropriate registration statement to effect a registration of the Registrable Securities (as defined below) covering the resale of the Registrable Securities underlying this Warrant, which registration statement, to the extent allowable under the Securities Act of 1933, as amended, and the rules promulgated thereunder (including Rule 416), shall state that such registration statement also covers such indeterminate numbers of additional shares of Common Stock as may become issuable upon conversion of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Exercise Price in accordance with the terms of this Warrant. The Company shall use its best efforts to obtain effectiveness of the registration statement as soon as practicable. For purposes of this Agreement, the term "Registrable Securities" means the Warrant Shares issued or issuable and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

          (b) OBLIGATIONS OF THE HOLDER. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Warrant with respect to the Registrable Securities of the Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents and otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration statement. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holder of the information the Company requires from each such Holder.

          (c) EXPENSE OF THE REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred by the Company in connection with registrations, filings or qualifications pursuant to this Section 12, including without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

     13. EXPIRATION DATE. This Warrant shall expire and become null and void and of no further force or effect at 5:00 p.m. Las
Vegas, Nevada time on February 1, 2001.

     In Witness Whereof, the Company has caused this Warrant to be signed by its duly authorized officer.

                               Casinovations Incorporated,
                                 a Washington corporation


                               By:_______________________________

                                    Name:________________________
                                    Title:_______________________


                               Date:_____________________________